                                                                  Execution Copy

                          RESTRICTED ACCOUNT AGREEMENT
                          ----------------------------



TO:      The First National Bank of Chicago
         as contractual representative (the "Agent") under that certain Credit Agreement, dated as of February 27, 1997 (the "Credit Agreement"), among GFSI, Inc., a Delaware corporation
         (the "Borrower"), the Agent and those financial institutions from time to time parties thereto
         (the "Holders of Secured Obligations").

Ladies and Gentlemen:

     You have advised us that the Borrower has entered or will enter into the Credit Agreement and that in connection therewith the Borrower has granted to the Agent, for its benefit and the benefit of the Holders of Secured Obligations, a lien on and security interest in substantially all of the assets of the Borrower, including all of the accounts receivable and inventory of the Borrower.

     This will confirm that the Borrower and the undersigned collection bank (the "Bank") have agreed as follows with respect to (i) the accounts identified on Schedule 1 attached hereto (the "Accounts") and (ii) the lock box identified on Schedule 2 attached hereto, to which the Borrower's customers and other persons and entities obligated to the Borrower deliver checks and other items of payment (said lock box is hereinafter referred to as the "Lock Box"):

     1. The Borrower and the Bank acknowledge and confirm that although the Accounts and Lock Box shall remain in the name of the Borrower, all funds now or at any time hereafter deposited to the Accounts and Lock Box and all of the Borrower's rights regarding such Accounts and Lock Box constitute part of the collateral in which the Borrower has granted a security interest to the Agent, to secure the Borrower's obligations under the Credit Agreement and the other instruments, documents and agreements executed in connection therewith, and that during a "Notification Period" (as defined below), the Bank shall not be permitted to follow the Borrower's directions as to disbursements and deposits with respect thereto. The Bank's authorized representatives will have access to the Lock Box, under the authority given by the Borrower to the appropriate Post Office, and will make regular pick-ups from the Lock Box timed to gain the maximum benefit of early presentation and availability of funds. Upon the Bank's receipt thereof, checks and other items of payment so received will be processed in accordance with the terms of the most current lock box agreement between the Bank and the Borrower.

     2. The Bank will not exercise, and hereby releases, any banker's lien upon and any right of set off against checks or other items of payment remitted to the Lock Box and/or deposited in the Accounts, except (i) with respect to the Bank's normal fees and charges for operating the Accounts and (ii) for amounts previously credited to Borrower's Accounts which the Bank subsequently determines are uncollectible items. Checks returned unpaid because of uncollected or insufficient funds shall be handled in accordance with the most current lock box agreement between the Bank and the Borrower.

     3. From and after the date on which the Agent notifies the Bank, in writing, that it is exercising its rights under this Collection Account Agreement (the "Notice") until the date on which the Agent notifies the Bank that it is withdrawing such Notice (such period being referred to herein as a "Notification Period"), the Bank, the Borrower and the Agent agree that, unless the Agent otherwise instructs the Bank in writing:

          A. The Bank will not honor drafts, demands, withdrawal requests or remittance instructions by the Borrower.

          B. The Bank will hold solely for account of the Agent all funds which may be on deposit in the Accounts and the Agent shall have the exclusive right to direct the Bank as to the disposition of all checks, other items of payment and amounts deposited in the Accounts and remitted to the Lock Box.

          C. The Bank will remit all such funds directly to the Agent, as soon as the funds are collected, by electronic transfer of immediately available funds in accordance with the Agent's written wire-transfer instructions given from time to time to the Bank.

          D. The Bank shall be entitled to rely upon any notice or other writing received from the Agent and the Borrower waives any claim of, and releases the Bank from any liability for, complying with the terms of this Collection Account Agreement.

     4. The Borrower will receive a receipted copy of the activity relating to the Lock Box for its records. The Bank will not close the Account without giving the Agent at least thirty (30) days' prior written notice at the address set forth below or such other address as the Agent may from time to time indicate by written notice to the Bank, the Bank will send to the Agent at such address a copy of each periodic statement for the Account, as and when the statement is sent to the Borrower.

     5. Any notice (including, without limitation, any Notice) required or desired to be served, given or delivered hereunder shall be in writing and shall be deemed to have been validly served, given or delivered (i) three (3) business days after deposit in the United States mails, with proper postage prepaid, (ii) when sent after receipt of confirmation if sent by telecopy, (iii) one (1) business day after deposit with a reputable overnight courier with all charges prepaid, or (iv) when delivered, if hand delivered by messenger.


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

     6. This Collection Account Agreement shall be binding upon the Bank and the Borrower and their respective successors and assigns and shall inure to the benefit of the Agent, each of the Holders of Secured Obligations and their respective successors and assigns. This Collection Account Agreement may not be modified without the Agent's prior written consent, but may be terminated by the Agent or the Bank upon thirty (30) days' prior written notice to the other parties hereto. The Bank reserves the right to debit any of the Accounts for reasonable and customary fees relating to the services performed.

This Collection Account Agreement shall be deemed effective as of February 27, 1997, upon execution hereof by the Bank.


                                            BOATMEN'S NATIONAL BANK:


                                            By:
                                            Name:  Steven O. Stoecker
                                            Title:  Senior Vice President

                                            Address:
                                            14 West 10th Street
                                            Kansas City, Missouri 64105
                                            Attn:  Steven O. Stoecker
                                                   Ann Mauzy
                                            Telecopy No.:  816-979-7174
                                            Confirmation No.:  816-979-7149

Acknowledged and agreed to as of this
27th day of February, 1997:


GFSI, Inc., as Borrower


By: /s/ Illegible
   --------------------------
Name:
Title:

Address:
9700 Commerce Parkway
Lenexa, KS 66219
Attn:  Robert Shaw
Telecopy No.:  913/752-3346
Confirmation No.:  913/888-0445


Acknowledged and agreed to as of this
27th day of February, 1997


THE FIRST NATIONAL BANK
 OF CHICAGO, as Agent


By: /s/ Nathan L. Bloch
   --------------------------
   Name:  Nathan L. Bloch
   Title:  First Vice President

Address:
One First National Plaza
Suite 0088
Chicago, Illinois 60670-0088
Attn:  Nathan L. Bloch
Telecopy No.: 312-732-1117
Confirmation No.: 312-732-2243




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